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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-A/A


                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                              POORE BROTHERS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                    (State of Incorporation or Organization)

                                   86-0786101
                      (IRS Employer Identification Number)

                           2664 SOUTH LITCHFIELD ROAD
                            GOODYEAR, ARIZONA 85338
             (Address and zip code at principal executive officers)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /


If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

                                     None.

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $.01 per share
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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         Information with respect to the Common Stock is incorporated herein by reference to the section captioned "Description of Securities" in the prospectus included in Amendment No. 3 to the Registration Statement on Form SB-2 (Registration No. 333-5594-LA), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on December 5, 1996.

ITEM 2.

EXHIBIT  A - Copy of the latest registration statement of the Registrant filed pursuant to the Securities Act of 1933, as amended (incorporated by reference to Amendment No. 3 to the Company's Registration Statement on Form SB-2, filed with the Commission on December 5, 1996, Commission File No. 333-5594-LA).

EXHIBIT  B - Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 filed with the Company's initial Registration Statement on Form SB-2, filed with the Commission on September 20, 1996, Commission File No. 333-5594-LA).

EXHIBIT  C - Certificate of Amendment to the Certificate of Incorporation of the
             Registrant (incorporated by reference to Exhibit 3.2 filed with the Company's Registration Statement an Form SB-2, filed with the Commission on September 20,1996, Commission File No. 333-5594-LA).

EXHIBIT  D - By-laws of the Registrant (incorporated by reference to Exhibit 3.3 filed with the Company's Registration Statement on Form SB-2, filed with the Commission on September 20, 1996, Commission File No. 333-5594-LA).

EXHIBIT  E - 1995 Stock Option Plan of the Registrant (incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to the Company's Registration Statement on Form SB-2, filed with the Commission on November 8, 1996, Commission File No. 333-5594-LA).

EXHIBIT  F - Specimen Stock Certificate representing Shares of Common Stock
             (incorporated by reference to Exhibit 4.1 filed with Amendment No. 1 to the Company's Registration Statement on Form SB-2, filed with the Commission on November 8, 1996, Commission File No. 333-5594-LA).
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         Pursuant to the requirements of Section 12 of the Securities Exchange
Act of 1934, as amended, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        POORE BROTHERS, INC. (REGISTRANT)


                                         By. /s/ Jeffrey H. Strasberg
                                             ---------------------------------
                                             Name: Jeffrey H. Strasberg
                                             Title: Vice President, Chief
                                                    Financial Officer,
                                                    Treasurer and Secretary


Date:  December 5, 1996